UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 4, 2017

Crown Crafts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-7604	58-0678148
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(225) 647-9100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

(a)	Purchase Agreement

On August 4, 2017, Crown Crafts, Inc. (the “Company”), through its wholly owned subsidiary, Carousel Acquisition, LLC (“Carousel Acquisition”), acquired substantially all of the assets of Carousel Designs, LLC (“Carousel Designs”), pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of such date, by and among Carousel Acquisition, Carousel Designs, Pritech, Inc., as the sole member of Carousel Designs, and the shareholders of Pritech, Inc. (the “Transaction”). The assets acquired from Carousel Designs (the “Acquired Assets”) will continue to be held in Carousel Acquisition, through which the Company will continue the Carousel Designs’ business of manufacturing original and custom-designed baby bedding, toddler/kids’ bedding and nursery décor for online sale directly to consumers.

As consideration for the Acquired Assets, at closing Carousel Acquisition paid Carousel Designs $8.8 million, assumed certain operating liabilities relating to the business and paid approximately $865,000 to satisfy in full the amounts outstanding under capital leases pertaining to printing equipment used in the business. The cash purchase price for the Acquired Assets is subject to certain adjustments after closing as set forth in the Asset Purchase Agreement.

The Asset Purchase Agreement contains customary representations, warranties and covenants made by each of the parties, as well as customary mutual indemnification obligations. The parties also entered into certain ancillary agreements at closing as contemplated by the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement and the Transaction is not complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which is attached as Exhibit 2.1 to this Form 8-K and the terms of which are incorporated herein by reference.

(b)	Joinder to Financing Agreement

Also on August 4, 2017, Carousel Acquisition, the Company and its wholly owned subsidiaries, Crown Crafts Infant Products, Inc. and Hamco, Inc. (together with the Company, the “Borrowers”), entered into a Joinder Agreement (the “Joinder”) with The CIT Group/Commercial Services, Inc. (“CIT”) to add Carousel Acquisition as a co-debtor and a co-guarantor of the obligations of the Borrowers under that certain Financing Agreement between the Borrowers and CIT dated July 11, 2006, as previously amended.

The foregoing description of the Joinder is not complete and is subject to, and qualified in its entirety by, the full text of the Joinder, which is attached as Exhibit 10.1 to this Form 8-K and the terms of which are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in part (a) of Item 1.01 of this Form 8-K is incorporated herein by reference. The Transaction does not constitute a business acquisition at the significance level that would require the filing of financial statements as contemplated by Rule 3-05 of Regulation S-X.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in part (b) of Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On August 7, 2017, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Asset Purchase Agreement, dated as of August 4, 2017, by and among Carousel Acquisition, LLC, Carousel Designs, LLC, Pritech, Inc. and the shareholders of Pritech, Inc.*

10.1	Joinder Agreement, dated as of August 4, 2017, by and among Crown Crafts, Inc., Hamco, Inc., Crown Crafts Infant Products, Inc., Carousel Acquisition, LLC and The CIT Group/Commercial Services, Inc.

99.1	Press Release dated August 7, 2017.

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROWN CRAFTS, INC.

By:	/s/ Olivia W. Elliott
Olivia W. Elliott
Vice President and Chief Financial Officer

Date: August 7, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Asset Purchase Agreement, dated as of August 4, 2017, by and among Carousel Acquisition, LLC, Carousel Designs, LLC, Pritech, Inc. and the shareholders of Pritech, Inc.*

10.1	Joinder Agreement, dated as of August 4, 2017, by and among Crown Crafts, Inc., Hamco, Inc., Crown Crafts Infant Products, Inc., Carousel Acquisition, LLC and The CIT Group/Commercial Services, Inc.

99.1	Press Release dated August 7, 2017.

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.